Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 10 , 2023, by and among Metals Acquisition Limited, a private limited company newly incorporated under the laws of Jersey, Channel Islands (the “Issuer”), Metals Acquisition Corp., a Cayman Islands exempted company (the “Company”), Sprott Private Resource Lending II (Collector), LP ( “Equity Subscriber”) and Sprott Private Resource Lending II (Collector-2), LP (“Warrant Subscriber”).

WHEREAS, pursuant to, and upon the terms and subject to the conditions set forth in, the Share Sale Agreement dated as of March 17, 2022, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022 (as may be amended, supplemented, or otherwise modified from time to time, the “Share Sale Agreement”), by and among the Issuer, the Company, Metals Acquisition Corp. (Australia) Pty Ltd, an Australian private company (“MAC-Sub”) and Glencore Operations Australia Pty Limited, an Australian private company (“Glencore”), the following transactions (collectively, the “Transaction”) will occur on the Closing Date (as defined below), subject to the consummation of the Merger (as defined below): (i) MAC-Sub will acquire from Glencore 100% of the issued share capital of Cobar Management Pty Limited, an Australian private company (“CMPL”); (ii) the Issuer and/or the Company will pay at least $775,000,000 (with the potential to be scaled up to $875,000,000 depending on equity demand) to Glencore; (iii) the Issuer will issue up to 10,000,000 of the Issuer’s ordinary shares of a par value of $0.0001 per share (the “Ordinary Shares”) to Glencore (with Glencore having the option to scale down to none subject to the Company and the Issuer raising sufficient equity); (iv) Glencore will be entitled to a $75,000,000 deferred cash payment tied to a future equity raise, which may be converted into additional equity; (v) Glencore will be entitled to two separate $75,000,000 contingent payments tied to future copper prices; and (vi) the Issuer and MAC-Sub will enter into a net smelter royalty pursuant to which after the Closing (as defined below), CMPL will pay to Glencore a royalty of 1.5% of all net smelter copper concentrate produced from the mining tenure held by CMPL at the time of the Closing; and

WHEREAS, in connection with the Transaction, pursuant to that certain Plan of Merger (the “Plan of Merger”), prior to the Closing Date (the “Effective Time”), the Company will be merged with and into the Issuer (the “Merger”), with the Issuer continuing as the surviving company (the “Issuer”) and CMPL being an indirect subsidiary of the Issuer following the Transaction; and

WHEREAS, in connection with the Transaction, MAC-Sub has entered into a loan note subscription agreement dated March 10, 2023 (the “Mezzanine Facility Agreement”) with Sprott Private Resource Lending II (Collector-2), LP (the “Mezzanine Lender”), pursuant to which the Mezzanine Lender has agreed to make available to MAC-Sub a $135,000,000 mezzanine debt facility (the “Mezzanine Facility”); and

WHEREAS, in connection with the Transaction, Equity Subscriber desires to subscribe for and purchase from the Issuer, immediately prior to or substantially concurrently with, and contingent upon, the consummation of the Transaction, that number of the Ordinary Shares, set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Subscription Price” and the aggregate of such Per Share Subscription Price for all Subscribed Shares being referred to herein as the “Subscription Amount”), and the Issuer desires to issue and sell to Equity Subscriber the Subscribed Shares in consideration of the payment of the Subscription Amount by or on behalf of Equity Subscriber to the Issuer; and

WHEREAS, substantially concurrently with and following the execution of this Subscription Agreement, the Issuer will enter into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Subscribers” and, together with Equity Subscriber, the “Equity Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than (i) the amount of Ordinary Shares to be subscribed for and purchased by the Other Subscribers and (ii) the Warrants (as defined below), which are not being subscribed for by the Other Subscribers), pursuant to which such investors shall agree to purchase on the closing date of the Transaction (the “Closing Date”) Ordinary Shares (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Aggregate Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Equity Subscriber hereby subscribes for and agrees to purchase at the Closing (as defined below), and the Issuer hereby agrees to issue and sell to Equity Subscriber, upon the payment of the Subscription Amount, the Subscribed Shares (such subscription and issuance, the “Subscription”). The Issuer hereby expressly covenants and agrees that the Subscription Amount shall be used exclusively for the Transaction or after the consummation thereof by the Issuer and its subsidiaries (including CMPL) for working capital and other corporate purposes.

2.	Closing.

(a)            The consummation of the Subscription (the “Closing”) shall be contingent upon the Merger, and shall be contingent upon and occur on the Closing Date immediately prior to or concurrently with the consummation of the Transaction.

(b)            At least fifteen (15) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to Equity Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Subscription Amount to the Issuer. No later than three (3) Business Days after receiving the Closing Notice, Equity Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscribed Shares to Equity Subscriber. Ten (10) Business Days prior to the expected Closing Date specified in the Closing Notice, Equity Subscriber shall deliver to the Issuer, the Subscription Amount in cash via wire transfer to the account specified in the Closing Notice. At the Closing, the Issuer shall issue the Subscribed Shares to Equity Subscriber and cause the Subscribed Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Equity Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Equity Subscriber, as applicable. In the event that the consummation of the Transaction does not occur within ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly (but in no event later than ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Equity Subscriber to the Issuer by wire transfer in immediately available funds to the account specified by Equity Subscriber; provided that, unless this Subscription Agreement has been validly terminated pursuant to Section 7 hereof, neither the failure of the Closing to occur on the Closing Date specified in the Closing Notice nor such return of funds shall (x) terminate this Subscription Agreement, (y) be deemed to be a failure of any of the conditions to Closing set forth in this Section 2, or (z) otherwise relieve any party of any of its obligations hereunder, including Equity Subscriber’s obligation to redeliver the Subscription Amount and purchase the Subscribed Shares at the Closing in the event the Issuer delivers a subsequent Closing Notice. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed. Prior to or at the Closing, Equity Subscriber and Warrant Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(c)            The Closing shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the party (the Issuer and the Company, on the one hand, or Equity Subscriber, on the other) entitled to the benefit thereof, of the conditions that, on or prior to the Closing Date:

(i)            the Subscribed Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”) or the Nasdaq Stock Market LLC (“Nasdaq”), subject to official notice of issuance, and no suspension of the qualification of the Subscribed Shares for offering or sale or trading on NYSE or Nasdaq, or, to the Issuer’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)            all conditions precedent to the closing of the Transaction set forth in the Share Sale Agreement, including, without limitation, the required approval of the Company’s shareholders, shall have been satisfied (as determined by the parties to the Share Sale Agreement, and other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction, but subject to satisfaction or waiver thereof by the party entitled to the benefit thereof under the Share Sale Agreement, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Aggregate Subscribed Shares pursuant to the Subscription Agreements) or waived in writing by the party entitled to the benefit thereof under the Share Sale Agreement; and

(iii)            no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)).

(d)            The obligation of each of the Issuer and the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer and the Company of the additional conditions that, on or prior to the Closing Date:

(i)            all representations and warranties of Equity Subscriber and Warrant Subscriber contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (x) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (y) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Subscriber Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), in each case without giving effect to the consummation of the Transaction, and consummation of the Closing shall constitute a reaffirmation by Equity Subscriber and Warrant Subscriber of each of the representations and warranties of Equity Subscriber and Warrant Subscriber contained in this Subscription Agreement as of the Closing;

(ii)            Equity Subscriber shall have wired the Subscription Amount in accordance with Section 2(b) of this Subscription Agreement and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)            Equity Subscriber and Warrant Subscriber shall have provided to the Issuer and the Company the information requested in Annex A hereto.

(e)            The obligation of Equity Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Equity Subscriber of the additional conditions that, on or prior to the Closing Date:

(i)            all conditions precedent to the closing of the Mezzanine Facility set forth in the Mezzanine Facility Agreement, have been satisfied (as determined by the parties to the Mezzanine Facility Agreement, and other than those conditions which, by their nature, are to be satisfied at the closing of the Mezzanine Facility, but subject to satisfaction or waiver thereof by the party entitled to the benefit thereof under the Mezzanine Facility Agreement, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Aggregate Subscribed Shares pursuant to the Subscription Agreements) or waived in writing by the party entitled to the benefit thereof under the Mezzanine Facility Agreement; and

(ii)            all representations and warranties of the Issuer and the Company contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Company Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), in each case without giving effect to the consummation of the Transaction, and consummation of the Closing shall constitute a reaffirmation by the Issuer and the Company of each of the representations and warranties of the Issuer and the Company, respectively, contained in this Subscription Agreement as of the Closing; provided that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Issuer or the Company contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to Glencore’s obligations under the Share Sale Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Glencore waives such condition with respect to such breach under the Share Sale Agreement;

(iii)            the Issuer and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to materially and adversely affect the economic benefits to Equity Subscriber or Warrant Subscriber under this Subscription Agreement; and

(iv)            there shall have been no amendment or modification to the Share Sale Agreement that materially and adversely affects the economic benefits to Equity Subscriber or Warrant Subscriber under this Subscription Agreement without having received Equity Subscriber’s and Warrant Subscriber’s prior written consent.

3.            Issuer Representations and Warranties. For the purposes of this Section 3, the term “Issuer” shall refer to (i) the Issuer as of the date hereof, and (ii) for the for purposes of the representations contained in subsections (f), (h) and (k) of this Section 3 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Issuer represents and warrants to Equity Subscriber, Warrant Subscriber and the Placement Agents (as defined below) that as of the date hereof:

(a)            The Issuer (i) has been duly incorporated and is validly existing as a private limited company in good standing under the laws of Jersey, Channel Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b)            As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Equity Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued.

(c)            As of the Closing Date, the Warrants (as defined below) will be duly authorized and, when issued and delivered to Warrant Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and constitute the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)             The Subscribed Shares and the Warrants are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Subscribed Shares or Warrants under any organizational document, policy or agreement of, by or with the Issuer, but excluding (i) the restrictions on transfer described in Section 5(d) of this Subscription Agreement with respect to the status of the Ordinary Shares as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Subscription Agreement, and (ii) compliance with routine transfer registration provisions under the Issuer’s organizational documents and agreements and policies of the Issuer’s transfer agent and (iii) restrictions on the resale of the Subscribed Shares under the applicable securities laws of the Province of Ontario.

(e)            This Subscription Agreement has been duly authorized, executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by Equity Subscriber and Warrant Subscriber, this Subscription Agreement shall constitute the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(f)            The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the Warrants and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(g)            Assuming the accuracy of all of Equity Subscriber’s and Warrant Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares and Warrants), other than (i) filings required by applicable state and Ontario securities laws, (ii) filings with the United States Securities and Exchange Commission (the “Commission”), including the filing of the Registration Statement pursuant to Section 6 below, (iii) filings required by the NYSE or, in the event the Company becomes listed on Nasdaq, Nasdaq, including with respect to obtaining approval of the Company’s shareholders, (iv) filings required to consummate the Transaction as provided under the Share Sale Agreement, (v) any filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any law or regulation of any other jurisdiction related to competition or merger control, if applicable, (vi) those that will be obtained, made or given, as applicable, on or prior to the Closing, and (vii) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Issuer’s legal authority to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and Warrants.

(h)            As of the date hereof, the entire authorized share capital of the Company consists of 221,000,000 Ordinary Shares, consisting of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares. As of the Closing Date (and immediately after the consummation of the Transaction), the entire authorized share capital of the Issuer will consist of 220,000,000 Ordinary Shares and 1,000,000 preference shares of a par value of $0.0001 per share.

(i)            Assuming the accuracy of all of Equity Subscriber’s and Warrant Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares and Warrants by the Issuer to Equity Subscriber and Warrant Subscriber and the Subscribed Shares and the Warrants are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities law.

(j)            Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in violation of the Securities Act in connection with any offer or sale of the Subscribed Shares and Warrants.

(k)            No broker or finder is entitled to any brokerage or finder’s fee or commission from the Issuer solely in connection with the sale of the Subscribed Shares or the Warrants to Equity Subscriber and Warrant Subscriber, respectively.

(l)            The Issuer has provided Equity Subscriber and Warrant Subscriber an opportunity to ask questions regarding the Issuer and made available to Equity Subscriber and Warrant Subscriber all the information reasonably available to the Issuer that Equity Subscriber or Warrant Subscriber has reasonably requested to make an investment decision with respect to the Subscribed Shares or Warrants, as applicable.

(m)            Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Issuer is in compliance with all laws applicable to the conduct of its business. The Issuer has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n)            The Issuer has been formed for the purpose of consummating the Merger and, prior to the consummation of the Merger, maintains limited operations and does not employ any employees and does not maintain any employee benefit or stock option or similar equity incentive plans.

(o)            The Issuer is as at the date hereof, and will be as at the Closing Date, a “foreign issuer” as defined in Section 2.8 of Ontario Securities Commission Rule 72-503 - Distributions Outside Canada.

(p)            The Issuer is not as at the date hereof, and will not be at the Closing Date, a reporting issuer in any jurisdiction of Canada.

4.            Company Representations and Warranties. For purposes of this Section 4, the term “Company” shall refer to (i) the Company as of the date hereof, and (ii) for purposes of the representations contained in subsections (d) and (h) of this Section 4 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Company represents and warrants to Equity Subscriber, Warrant Subscriber and the Placement Agents (as defined below) that as of the date hereof:

(a)            The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Issuer or the Company and its subsidiaries, taken as a whole, provided, however, that a reduction or expected reduction in the operating cash flows of the Company of less than $250,000,000 in any fiscal year shall not be considered a Company Material Adverse Effect; or (b) would prevent, materially delay or materially impede the performance by the Issuer or the Company or its subsidiaries of their respective obligations under this Subscription Agreement, the Share Sale Agreement or the consummation of the Transaction before the Outside Date (as defined below); provided, however, that, in the case of clause (a), none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in applicable law (including subordinate legislation) or GAAP or IFRS, as applicable (including, in each case, the interpretation thereof) or changes in enforcement policies or official interpretations thereof or decisions of general applicability by any governmental entity, in each case, after the date of this Subscription Agreement; (ii) events, changes or conditions generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, including the copper mining industry generally; (iii) any changes in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) declared or undeclared acts of war, armed hostilities, sabotage, civil unrest, protests, demonstrations, cyberattacks or terrorism, or any escalation or worsening of any such acts of war, armed hostilities sabotage, civil unrest, protests, demonstrations, cyberattacks or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, mudslide, wildfire, natural disaster, epidemic, disease outbreak, pandemic (including, for the avoidance of doubt, the novel coronavirus, SARS-CoV-2 or COVID-19 and all related measures, strains and sequences) or other acts of God; (vi) any actions taken or not taken by the Issuer or the Company as required by this Subscription Agreement, the Share Sale Agreement or any other agreement executed and delivered in connection with the Transaction and specifically contemplated by the Share Sale Agreement; (vii) a government directive, sanction, order, ban, rule or guideline in relation to any event (including a pandemic); (viii) a strike or industrial dispute which has as its result a national or statewide application; (ix) any fact, matter or circumstance disclosed in writing by or on behalf of Glencore to the Issuer or the Company prior to the date of this Subscription Agreement, (x) the unavailability (at commercially reasonable prices) of critical inputs required for the operation of CMPL’s business supplied by third parties (xi) any change or effect that is cured (including by payment of money) or ceases to exist on or before the Closing Date; (xii) any failure of CMPL and its subsidiaries, taken as a whole to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Effect underlying such failure (except to the extent otherwise excluded by other clauses in this definition) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); or (xiii) any Effect attributable to the announcement or execution, pendency, negotiation, consummation or performance of this Subscription Agreement or the Transaction (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, employees, licensors, providers, distributors, partners, investors, or other third parties related thereto), except in the cases of clauses (i) through (v), to the extent that the Company is materially and disproportionately affected thereby as compared with other participants in the industry in which the Company operates.

(b)            This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Equity Subscriber and Warrant Subscriber, this Subscription Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution and delivery of this Subscription Agreement and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(d)            Assuming the accuracy of all of Equity Subscriber’s and Warrant Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state and Ontario securities laws, (ii) filings with the United States Securities and Exchange Commission (the “Commission”), including the filing of the Registration Statement pursuant to Section 6 below, (iii) filings required by the NYSE or, in the event the Company becomes listed on Nasdaq, Nasdaq, including with respect to obtaining approval of the Company’s shareholders, (iv) filings required to consummate the Transaction as provided under the Share Sale Agreement, (v) any filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any law or regulation of any other jurisdiction related to competition or merger control, if applicable, (vi) those that will be obtained, made or given, as applicable, on or prior to the Closing, and (vii) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s legal authority to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(e)            Other than where the failure to timely file would not reasonably be expected to have a Company Material Adverse Effect, as of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements in existence as of such dates of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, as of such dates, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(f)            Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in violation of the Securities Act in connection with any offer or sale of the Subscribed Shares.

(g)            No broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Equity Subscriber or the sale of the Warrants to the Warrant Subscriber.

(h)            The Company has provided Equity Subscriber and Warrant Subscriber an opportunity to ask questions regarding the Company and made available to Equity Subscriber and Warrant Subscriber all the information reasonably available to the Company that Equity Subscriber and Warrant Subscriber has reasonably requested to make an investment decision with respect to the Subscribed Shares and the Warrants.

(i)            Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company is in compliance with all laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j)            As of the date hereof, the Company’s issued and outstanding Class A ordinary shares (the “Company Shares”) are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE or Nasdaq. There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or Nasdaq or the Commission with respect to any intention by such entity to deregister the Company Shares or to prohibit or terminate the listing of the Company Shares on the NYSE or Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by the NYSE or Nasdaq in connection with the Transaction.

(k)            There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Share Sale Agreement.

(l)            The Company has not engaged in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Subscribed Shares, and the Company and its affiliates has complied with the offering restrictions requirement of Regulation S. The Company is a “foreign issuer” as defined in Regulation S.

(m)            The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Other Subscribed Shares that are no more favorable to the Other Subscribers thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Subscribers or their affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Other Subscribed Shares; provided, that Equity Subscriber and Warrant Subscriber acknowledge that certain Equity Subscribers purchasing a significant portion of the Aggregate Subscribed Shares have the additional right to receive a number of Class B ordinary shares of the Company from Green Mountain Metals LLC, a Cayman Islands limited liability company and the sponsor of the Company.

5.            Equity Subscriber and Warrant Subscriber Representations and Warranties. Equity Subscriber and Warrant Subscriber represent and warrant to the Issuer and the Company and the Placement Agents that as the date hereof:

(a)            Each Equity Subscriber and Warrant Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly executed and delivered by Equity Subscriber and Warrant Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer and the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Equity Subscriber and Warrant Subscriber, enforceable against Equity Subscriber and Warrant Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the Warrants and the compliance by Equity Subscriber and Warrant Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Equity Subscriber and Warrant Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Equity Subscriber and Warrant Subscriber are parties or by which Equity Subscriber and Warrant Subscriber are bound or to which any of the property or assets of Equity Subscriber and Warrant Subscriber are subject; (ii) the organizational documents of Equity Subscriber and Warrant Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Equity Subscriber and Warrant Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Equity Subscriber or Warrant Subscriber that would reasonably be expected to have a material adverse effect on Equity Subscriber’s or Warrant Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares or the Warrants.

(d)            (i) If Equity Subscriber or Warrant Subscriber are located in the United States or is a U.S. person, Equity Subscriber or Warrant Subscriber (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in either case satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), and is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined by FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares or Warrants, (D) is acquiring the Subscribed Shares or Warrants only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (E) is not acquiring the Subscribed Shares or Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A), and (F) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J); and (ii) if located outside the United States and not a U.S. person, (A) Equity Subscriber or Warrant Subscriber is acquiring the Subscribed Shares in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) Equity Subscriber and Warrant Subscriber understand that the offering meets the exemptions from filing under FINRA Rule 5123(c), (C) Equity Subscriber and Warrant Subscriber are aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the purchaser and the person, if any, for whose account or benefit the purchaser is acquiring the Securities offered pursuant to this Subscription, was located outside the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Subscribed Shares or Warrants was originated, and continues to be located outside the United States and not to be a U.S. person and has not purchased such Subscribed Shares or Warrants for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Subscribed Shares or Warrants or any economic interest therein to any person located in the United States or any U.S. person, (D) Equity Subscriber and Warrant Subscriber are authorized to consummate the purchase of the Subscribed Shares or Warrants offered pursuant to this Subscription in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made noting that the Equity Subscriber and Warrant Subscriber are residents in Ontario or subject to the laws of Ontario, is purchasing the Subscribed Shares as principal for its own account, and is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 - Ontario Prospectus and Registration Exemptions by virtue of satisfying the indicated criterion as set out in Annex B hereto. In either case, the Subscribed Shares have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Equity Subscriber and Warrant Subscriber understand that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Shares and Warrants. Equity Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged (other than in connection with ordinary course prime brokerage relationships) or otherwise disposed of by Warrant Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry positions or certificates representing the Subscribed Shares and Warrants shall contain the legend set forth in this Section 5(d). Equity Subscriber understand and agree that the Subscribed Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Equity Subscriber may not be able to readily offer, resell, transfer, pledge (other than in connection with ordinary course prime brokerage relationships) or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Equity Subscriber and Warrant Subscriber understand that they have been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Subscribed Shares and Warrants.

Each book entry for the Subscribed Shares and Warrants shall contain a notation, and each certificate (if any) evidencing the Ordinary Shares and Warrants shall be stamped or otherwise imprinted with legends, in substantially the following form (or to substantially the following effect):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE SUBSCRIBER AGREES FOR THE BENEFIT OF METALS ACQUISITION LIMITED (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)            PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the closing date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

(e)            Equity Subscriber and Warrant Subscriber understand and agree that Equity Subscriber and Warrant Subscriber are purchasing the Subscribed Shares and Warrants directly from the Issuer. Equity Subscriber and Warrant Subscriber further acknowledge that there have not been, and Equity Subscriber and Warrant Subscriber hereby expressly and irrevocably acknowledge and agree that they are not relying on, any representations, warranties, covenants or, agreements or statements made to either Equity Subscriber or Warrant Subscriber by or on behalf of the Issuer, the Company, Glencore or the Issuer’s, the Company’s or Glencore’s respective affiliates or any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other party to the Transaction or any other person or entity (including the Placement Agents), expressly or by implication, (including by omission), other than those representations, warranties, covenants, agreements and statements of the Issuer and the Company expressly set forth in this Subscription Agreement, and Equity Subscriber and Warrant Subscriber are not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission). Equity Subscriber and Warrant Subscriber acknowledge that certain information provided by the Issuer and the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Equity Subscriber and Warrant Subscriber acknowledge that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. Equity Subscriber and Warrant Subscriber agree that neither the Placement Agents nor any of its affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable (including in contract, tort, under federal or state securities laws or otherwise) to either Equity Subscriber and Warrant Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares or Warrants. On behalf of itself and its affiliates and any of their respective control persons, officers, directors or employees, Equity Subscriber and Warrant Subscriber releases the Placement Agents and any of their respective affiliates in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby. Equity Subscriber and Warrant Subscriber agree not to commence any litigation or bring any claim against the Placement Agents nor any of their affiliates in any court or any other forum which relates to, may arise out of, or is in connection with, the placement of the Ordinary Shares. Equity Subscriber and Warrant Subscriber undertook this investment freely and after obtaining independent legal advice.

(f)            In making its decision to purchase the Subscribed Shares and Warrants, Equity Subscriber and Warrant Subscriber have relied solely upon independent investigation made by Equity Subscriber and Warrant Subscriber and upon the representations, warranties and covenants of the Issuer and the Company expressly set forth herein (and no other representations and warranties). Equity Subscriber and Warrant Subscriber acknowledge and agree that both Equity Subscriber and Warrant Subscriber have received and had adequate time to review such information as Equity Subscriber and Warrant Subscriber deem necessary in order to make an investment decision with respect to the Subscribed Shares and Warrants, including with respect to the Issuer, the Company and the Transaction (including CMPL and its subsidiaries (collectively, the “Acquired Companies”)). Equity Subscriber and Warrant Subscriber acknowledge they have conducted their own investigation of the Company, the Subscribed Shares, and Warrants and has not relied on any statements or other information provided by the Placement Agents concerning the Issuer, the Company, the Subscribed Shares, the Warrants or the offer and sale of the Subscribed Shares and Warrants, and has been offered the opportunity to ask questions of the Issuer and the Company and received answers thereto, including on the financial information, as either Equity Subscriber or Warrant Subscriber deemed necessary in connection with their decision to purchase the Subscribed Shares and Warrants. Equity Subscriber and Warrant Subscriber have made their own assessment and are satisfied concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares and Warrants. Without limiting the generality of the foregoing, Equity Subscriber and Warrant Subscriber acknowledge that Equity Subscriber and Warrant Subscriber have reviewed the SEC Reports. Equity Subscriber and Warrant Subscriber represent and agree that Equity Subscriber and Warrant Subscriber and the Equity Subscriber and Warrant Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Equity Subscriber and Warrant Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares and Warrants. Equity Subscriber and Warrant knowledge and agree that none of Citigroup Global Markets Inc., UBS Securities LLC, Canaccord Genuity LLC and Ashanti Capital Pty Ltd., each acting as a placement agent to the Company (collectively, the “Placement Agents”), nor any affiliate of the Placement Agents has provided Equity Subscriber and Warrant Subscriber with any information or advice with respect to the Subscribed Shares and Warrants nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their affiliates have made or make any representation or warranty, whether express or implied, of any kind or character as to the Issuer, the Company or the Acquired Companies or the quality or value of the Subscribed Shares and or the quality or value of the Warrants and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Issuer, the Company or the Acquired Companies which Equity Subscriber and Warrant Subscriber agree need not be provided to it. In connection with the issuance of the Subscribed Shares to Equity Subscriber and with the issuance of the Warrants to Warrant Subscriber, neither the Placement Agents nor any of their affiliates have acted as a financial advisor or fiduciary to neither Equity Subscriber or Warrant Subscriber. Equity Subscriber and Warrant Subscriber agree that neither the Placement Agents nor any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall be liable to either Equity Subscriber or Warrant Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Equity Subscriber’s and Warrant Subscriber’s purchase of the Subscribed Shares and Warrants. Equity Subscriber and Warrant Subscriber understand that the Placement Agents and their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Subscribed Shares or the Warrants or the accuracy, completeness or adequacy of any information supplied to the Placement Agents by the Issuer and the Company. On behalf of Equity Subscriber, Warrant Subscriber, Equity Subscriber’s affiliates and Warrant Subscriber’s affiliates, Equity Subscriber and Warrant Subscriber release the Placement Agents and their respective affiliates in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Subscription. Equity Subscriber and Warrant Subscriber agree not to commence any litigation or bring any claim against any of the Placement Agents nor any of their affiliates in any court or any other forum which relates to, may arise out of, or is in connection with, the Subscription. This undertaking is given freely and after obtaining independent legal advice.

(g)            Equity Subscriber and Warrant Subscriber became aware of this offering of the Subscribed Shares and Warrants solely by means of direct contact between Equity Subscriber, Warrant Subscriber, the Issuer and the Company or by means of contact from the Placement Agents and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares and Warrants were offered to Equity Subscriber and Warrant Subscriber solely by direct contact between Equity Subscriber, Warrant Subscriber, the Issuer and the Company and/or its Representatives. Equity Subscriber and Warrant Subscriber did not become aware of this offering of the Subscribed Shares and Warrants, nor were the Subscribed Shares and Warrants offered to Equity Subscriber and Warrant Subscriber, by any other means, and none of the Issuer, the Company, the Placement Agents or their respective Representatives acted as investment advisor, broker or dealer to Equity Subscriber and Warrant Subscriber. Equity Subscriber and Warrant Subscriber acknowledge that they are not relying upon, and have not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Issuer, the Company, the Placement Agents and/or their respective Representatives), other than the representations and warranties expressly set forth in this Subscription Agreement, in making their investment or decision to invest in the Issuer and the Company. Equity Subscriber and Warrant Subscriber acknowledge that the Issuer and the Company represents and warrants that the Subscribed Shares and Warrants (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)            Equity Subscriber and Warrant Subscriber acknowledge that they are aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares and Warrants. Equity Subscriber and Warrant Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares and Warrants, and Equity Subscriber and Warrant Subscriber have had an opportunity to seek, and have sought, such accounting, legal, business and tax advice as Equity Subscriber and Warrant Subscriber have considered necessary to make an informed investment decision, and have the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Equity Subscriber and Warrant Subscriber acknowledge that they (i) are a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) have exercised independent judgment in evaluating its purchase of the Subscribed Shares and Warrants. Equity Subscriber and Warrant Subscriber acknowledges that they (i) are a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) have exercised independent judgment in evaluating its purchase of the Subscribed Shares and Warrants. Equity Subscriber and Warrant Subscriber acknowledges that their purchase of Subscribed Shares and Warrants (i) are fully consistent with Equity Subscriber’s and Warrant Subscriber’s financial needs, objectives and condition, (ii) comply and are fully consistent with all of Equity Subscriber’s and Warrant Subscriber’s applicable investment policies, guidelines and other restrictions, (iii) have been duly authorized and approved by all necessary action (corporate or otherwise), and (iv) do not and will not violate or constitute a default under Equity Subscriber’s and Warrant Subscriber’s charter, by-laws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which we are bound and are a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares or Warrants. Equity Subscriber and Warrant Subscriber understand that the purchase and sale of the Subscribed Shares and Warrants hereunder meets (i) the institutional accounts exemptions from filing under FINRA Rule 5123(b)(1)(A), (ii) the institutional customer exemption from filing under FINRA Rule 2111(b), (iii) the qualified institutional buyers exemption from filing under FINRA Rule 5123(b)(1)(C) and (iv) the accredited investors exemption from filing under FINRA Rule 5123(b)(1)(J).

(i)            Alone, or together with any professional advisor(s), Equity Subscriber and Warrant Subscriber represent and acknowledge that Equity Subscriber and Warrant Subscriber have adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and Warrants and determined that the Subscribed Shares and Warrants are a suitable investment for Equity Subscriber and Warrant Subscriber and that Equity Subscriber and Warrant Subscriber are able at this time and in the foreseeable future to bear the economic risk of a total loss of Equity Subscriber and Warrant Subscriber’s investment in the Issuer and the Company. Equity Subscriber and Warrant Subscriber acknowledge specifically that a possibility of total loss exists.

(j)            Equity Subscriber and Warrant Subscriber understand and agree that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares and the Warrants or made any findings or determination as to the fairness of this investment.

(k)            Equity Subscriber and Warrant Subscriber are in compliance with all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States and administered by the U.S. Department of Treasury, U.S. Department of Commerce, or the U.S. Department of State, and (b) the United Nations Security Council, the European Union as administered by any European Union member state, or the United Kingdom’s HM Treasury (collectively, “Sanctions”). Neither Equity Subscriber and Warrant Subscriber, nor any of their officers, directors, employees, or, to their knowledge, agents, are, or are owned or controlled by any person that is the target of Sanctions, including (x) a person or entity that is named on any sanctions-related list of designated persons, including the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the Denied Persons List, Entity List, or Unverified List administered by the U.S. Department of Commerce, Bureau of Industry and Security, and sanctions-related lists set forth in any Executive Order issued by the President of the United States and administered by OFAC, or any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, the Department of State, Her Majesty’s Treasury, the European Union or any member state thereof, or the United Nations Security Council, (y) organized, located, or resident in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of any country or territory subject to comprehensive sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine) or (z) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, (x) through (z), a “Restricted Person”). Equity Subscriber and Warrant Subscriber agree to provide the Company or law enforcement agencies, if requested thereby, such records and information as required by applicable law, provided that Equity Subscriber and Warrant Subscriber are permitted to do so under applicable law. Equity Subscriber and Warrant Subscriber represent that if they are a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Equity Subscriber and Warrant Subscriber are in material compliance with the BSA/PATRIOT Act, and maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Equity Subscriber and Warrant Subscriber also represent that they maintain policies and procedures reasonably designed to ensure compliance with Sanctions, including for the screening of its investors to confirm that they are not Restricted Persons. Equity Subscriber and Warrant Subscriber further represent and warrant that they maintain policies and procedures reasonably designed to ensure that the funds held by Equity Subscriber and Warrant Subscriber and used to purchase the Subscribed Shares and Warrants were legally derived and were not obtained, directly or indirectly, from a Restricted Person or related to any activities that may contravene U.S. federal, state or non-U.S. anti-money laundering laws (including the BSA/PATRIOT Act), anti-corruption or Sanctions laws and regulations or activities that may otherwise be deemed criminal. Equity Subscriber and Warrant Subscriber further represent and warrant that any returns from Equity Subscriber’s and Warrant Subscriber’s investment will not be used to finance any illegal activities, or any activities that would cause the Company to violate Sanctions. Equity Subscriber and Warrant Subscriber are not a “foreign person,” “foreign government,” or a “foreign entity,” in each case, as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). Equity Subscriber and Warrant Subscriber are not controlled, in whole or in part, by a “foreign person,” as defined in the DPA.

(l)            Equity Subscriber and Warrant Subscriber do not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Equity Subscriber and Warrant Subscriber have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer or the Company. Notwithstanding the foregoing, in the case of a subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Equity Subscriber’s and Warrant Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Equity Subscriber’s and Warrant Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares and Warrants covered by this Subscription Agreement.

(m)            If Equity Subscriber and Warrant Subscriber are employee benefit plans that are subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”, collectively, the “Plans”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code or other laws or regulations that are similar to such provisions, then Equity Subscriber and Warrant Subscriber represent and warrant that neither the Issuer, the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares or Warrants, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares or Warrants.

(n)            At the Closing, Equity Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2(b) of this Subscription Agreement.

(o)            Equity Subscriber agrees that, notwithstanding Section 10(h) of this Subscription Agreement, the Placement Agents may rely upon the representations and warranties made by Equity Subscriber or Warrant Subscriber to the Issuer and the Company in this Subscription Agreement.

(p)            No broker, finder or other financial consultant has acted on behalf of Equity Subscriber and Warrant Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer or the Company.

(q)            Equity Subscriber and Warrant Subscriber hereby acknowledge and agree that (i) the Placement Agents are each acting solely as a Placement Agent in connection with the Subscription contemplated by this Subscription Agreement and are not acting as an underwriter or in any other capacity and are not and shall not be construed as a fiduciary for the undersigned, the Issuer, the Company or any other person or entity in connection with the transactions contemplated herein, (ii) neither the Placement Agents nor any of their respective Representatives have made, or will make, any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated herein, (iii) the Placement Agents and their respective Representatives will have no responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription as contemplated by this Subscription Agreement or the transactions contemplated herein or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, the Company, the Acquired Companies or the transactions contemplated herein, (iv) the Placement Agents and their respective Representatives shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Equity Subscriber, Warrant Subscriber, the Issuer, the Company or any other person or entity), whether in contract, tort or otherwise, to Equity Subscriber and Warrant Subscriber, or to any person claiming through Equity Subscriber and Warrant Subscriber, in respect of the transactions contemplated herein, (v) neither the Placement Agents nor their respective Representatives have made an independent investigation with respect to the Issuer, the Company or the Subscribed Shares or the Warrants or the accuracy, completeness or adequacy of any information supplied to Equity Subscriber and Warrant Subscriber by the Issuer or the Company, and (vi) the Placement Agents have not prepared a disclosure or offering document in connection with the offer and sale of the Subscribed Shares and Warrants.

(r)            Except for the representations and warranties contained in this Section 5, Neither Equity Subscriber nor Warrant Subscriber makes an express or implied representation or warranty, and Equity Subscriber and Warrant Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

(s)            If Equity Subscriber is located in or receiving this offer in Australia, Equity Subscriber warrants that (i) it is a person or body referred to in Section 708(11) or 708(12) of the Corporations Act 2001 (Cth); or (ii) that a qualified accountant has issued a certificate, no more than six months prior to the date of this Subscription Agreement, confirming that Equity Subscriber (x) has net assets of at least AU$2.5 million; or (y) has a gross annual income for each of the last two financial years of at least AU$250,000 per annum; or (iii) it is otherwise an “exempt offeree” for the purposes of Section 708 of the Corporations Act 2001 (Cth) and does not require disclosure from the Company under Part 6D.2 of the Corporations Act in order for the Company to issue the Subscribed Shares to Equity Subscriber under this Subscription Agreement; and (iv) it agrees to comply with to Section 707(3) of the Corporations Act 2001 (Cth) and acknowledges Equity Subscriber will be prohibited from on-selling the Subscribed Shares to investors in Australia for a period of 12 months after their issuance unless such purchaser falls within an exception set out in Section 708 of the Corporations Act 2001 (Cth).

6.	Registration of Subscribed Shares.

(a)            The Issuer agrees that the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Ordinary Shares (the “Registration Statement”) no later than thirty calendar days after the Closing Date, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth calendar day following the filing thereof) and (ii) the tenth Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Issuer will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Equity Subscriber’s review. Unless otherwise agreed to in writing by Equity Subscriber, Equity Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Equity Subscriber be identified as a statutory underwriter in the Registration Statement, Equity Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Issuer. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Ordinary Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Ordinary Shares which is equal to the maximum number of Ordinary Shares as is permitted by the Commission on. In such event, the number of Ordinary Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Issuer agrees that, except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Issuer will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Equity Subscriber until the earlier of (i) two years from the issuance of the Ordinary Shares, (ii) the date on which all of the Ordinary Shares shall have been sold, and (iii) on the first date on which the undersigned can sell all of its Ordinary Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. If requested by Equity Subscriber, the Issuer shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Ordinary Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities (as defined below) and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Issuer, its counsel or the transfer agent, establishing that restrictive legends are no longer required. The Issuer shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by Equity Subscriber in a single transaction. The Issuer will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange on which the Ordinary Shares are then listed and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Ordinary Shares and any other equity security issued or issuable with respect to the Ordinary Shares by way of share subdivision, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three years, (B) the date all Ordinary Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, and (D) when such securities shall have ceased to be issued and outstanding. “Holder” shall mean Equity Subscriber or any affiliate of Equity Subscriber to which the rights under this Section 6 shall have been assigned. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Ordinary Shares to the Issuer (or its successor) promptly upon request to assist the Issuer in making the determination described above. The Issuer’s obligations to include the Ordinary Shares in the Registration Statement are contingent upon Equity Subscriber furnishing in writing to the Issuer such information regarding Equity Subscriber, the securities of the Issuer held by Equity Subscriber and the intended method of disposition of the Ordinary Shares as shall be reasonably requested by the Issuer to effect the registration of the Ordinary Shares, and Equity Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Equity Subscriber as to the status of such registration. Equity Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Ordinary Shares. Notwithstanding anything to the contrary contained herein, the Issuer may delay or postpone filing of such Registration Statement, and from time to time require Equity Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transactions of the Issuer or would require premature disclosure of information that could materially adversely affect the Issuer (each such circumstance, a “Suspension Event”); provided, that, (w) the Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two times in any 360-day period and (x) the Issuer shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(b)            Upon receipt of any written notice from the Issuer (which notice shall not contain any material non-public information regarding the Issuer) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Ordinary Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Issuer, the undersigned will deliver to the Issuer, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Ordinary Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

7.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Share Sale Agreement is terminated in accordance with its terms, (b) such date and time as the Mezzanine Facility Agreement is terminated in accordance with its terms, (c) upon the mutual written agreement of the Issuer and the Company and Equity Subscriber and Warrant Subscriber to terminate this Subscription Agreement, or (c) August 2, 2023 (the “Outside Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, a Equity Subscriber or Warrant Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer and the Company shall notify Equity Subscriber and Warrant Subscriber of the termination of the Share Sale Agreement promptly after the termination thereof. For the avoidance of doubt, if any termination hereof occurs after the delivery by Equity Subscriber of the Subscription Amount for the Subscribed Shares, the Issuer and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Subscription Amount to Equity Subscriber by wire transfer of immediately available funds to the account specified by Equity Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8.            No Short Sales. Equity Subscriber and Warrant Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), none of Equity Subscriber, Warrant Subscriber or any Person acting on behalf of Equity Subscriber or Warrant Subscriber or pursuant to any understanding with Equity Subscriber or Warrant Subscriber will engage in any Short Sales (as defined below) with respect to securities of the Issuer and the Company, as applicable. For purposes of this Section 8, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 8 shall prohibit other entities under common management with Equity Subscriber or Warrant Subscriber that have no knowledge of this Subscription Agreement or of Equity Subscriber’s Subscription (including Equity Subscriber’s or Warrant Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 8 shall only apply with respect to the portion of assets managed by the portfolio managers or desks that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

9.            Trust Account Waiver. Equity Subscriber and Warrant Subscriber hereby acknowledge that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the public shareholders of the Company and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Equity Subscriber and Warrant Subscriber hereby (i) agree that they nor any of their related parties do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), in each case, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”) and (ii) irrevocably waive any Released Claims that they nor any of their related parties may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Company or its related parties); provided, however, that nothing in this Section 9 shall serve to limit or prohibit Equity Subscriber’s and Warrant Subscriber’s right to pursue a claim against the Company or for legal relief against assets held outside the Trust Account (including from and after the consummation of a transaction other than as contemplated by this document) or for specific performance, injunctive or other equitable relief in connection with the consummation of the Transaction so long as such claim would not affect the Company’s ability to fulfil its obligation to effectuate the Buyer Guarantor Shareholder Redemptions (as defined in the Share Sale Agreement). Equity Subscriber and Warrant acknowledge and agree that such irrevocable waiver is material to this document and specifically relied upon by the Company to induce the Company to enter into this document, and such parties further intend and understand such waiver to be valid, binding and enforceable against them and their related parties under applicable law. Equity Subscriber and Warrant Subscriber agree not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares or the Warrants regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Equity Subscriber and Warrant Subscriber acknowledge and agree that they shall not have any redemption rights with respect to the Subscribed Shares pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise. In the event Equity Subscriber and Warrant Subscriber or any of their related parties have any claim against the Company in connection with, as a result of, relating to or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares or the Warrants, Equity Subscriber and Warrant Subscriber and their related parties (or claimant on any of their behalves or in lieu of any of them) shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

10.	Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b)            Equity Subscriber and Warrant Subscriber acknowledge that (i) the Issuer and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by Equity Subscriber and Warrant Subscriber contained in this Subscription Agreement and (ii) the Placement Agents will rely on the representations and warranties made by Equity Subscriber and Warrant Subscriber and the Company, as the case may be, contained in this Subscription Agreement. Prior to the Closing, Equity Subscriber and Warrant Subscriber agree to promptly notify the Issuer and the Company and the Placement Agents if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of Equity Subscriber and Warrant Subscriber set forth herein are no longer accurate in all material respects. The Issuer and the Company acknowledges that Equity Subscriber and Warrant Subscriber and others (including Placement Agents) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(c)            Each of the Issuer, the Company, the Placement Agents, Equity Subscriber and Warrant Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as requested or required by law, rule or regulation in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided that, with respect to production by the Issuer and the Company, such party will provide Equity Subscriber and Warrant Subscriber with at least three (3) Business Days’ prior written notice of such production to the extent legally permissible and subject to Section 10(s).

(d)            Regardless of whether the Closing occurs, Equity Subscriber and Warrant Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Subscription Agreement nor any rights that may accrue to Equity Subscriber and Warrant Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Issuer and the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, each of the Issuer and the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Issuer and the Company). Notwithstanding the foregoing, Equity Subscriber and Warrant Subscriber may assign their rights and obligations under this Subscription Agreement to one or more of their affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Equity Subscriber and Warrant Subscriber) or, with the Issuer and the Company’s prior written consent, to another person, provided that no such assignment shall relieve Equity Subscriber and Warrant Subscriber of their obligations hereunder if any such assignee fails to perform such obligations, unless each of the Issuer and the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(f)            All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)            The Issuer or the Company may request from Equity Subscriber and Warrant Subscriber such additional information as the Issuer or the Company may reasonably determine necessary to evaluate the eligibility of Equity Subscriber and Warrant Subscriber to acquire the Subscribed Shares and Warrants, to register the resale of the Subscribed Shares and Warrants or otherwise consummate or evidence the transaction contemplated by this Subscription Agreement, and Equity Subscriber and Warrant Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that the Issuer and the Company agree to keep any such information provided by Equity Subscriber and Warrant Subscriber confidential other than as necessary to include in any registration statement the Issuer and the Company is required to file hereunder or in connection herewith. Equity Subscriber and Warrant Subscriber acknowledge and agree that if they do not provide the Issuer or the Company with such requested information, the Issuer and the Company may not be able to register the Subscribed Shares and Warrants for resale pursuant to Section 6 hereof. Equity Subscriber and Warrant Subscriber hereby agrees that the Subscription Agreement, as well as the nature of Equity Subscriber’s and Warrant Subscriber’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the Commission and in any registration statement, proxy statement, consent solicitation statement or any other Commission filing to be filed by the Issuer and the Company in connection with the issuance of the Subscribed Shares and Warrants contemplated by this Subscription Agreement and/or the Transaction, in each case without Equity Subscriber and Warrant Subscriber’s prior written consent.

(h)            This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto; provided, that this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Issuer, the Company and the holders then committed to purchase a majority of the Aggregate Subscribed Shares to be purchased at the Closing, including each holder (together with its affiliates and accounts and funds controlled or managed by it or its affiliates) then committed to purchase at least $20,000,000 of the Aggregate Subscribed Shares (or, if after the Closing, the Issuer, the Company and the holders then holding a majority of the then issued and outstanding Aggregate Subscribed Shares); provided further, that Section 5, this Section 10(h), and Section 10(j) of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents. Upon the effectuation of such waiver, modification, amendment or termination in conformance with this Section 10(h), such amendment, modification, waiver or termination shall be binding on Equity Subscriber and Warrant Subscriber and effective as to all of this Subscription Agreement. The Issuer and the Company shall promptly give written notice thereof to Equity Subscriber and Warrant Subscriber if Equity Subscriber and Warrant Subscriber have not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) any amendment, modification or waiver that has a disproportionate effect on Equity Subscriber or Warrant Subscriber (considered apart from any disproportionate effect owing to the aggregate amount of the Subscribed Shares held by such Equity Subscriber and Warrant Subscriber), relative to any of the Other Subscribers shall require the consent of Equity Subscriber and Warrant Subscriber and (ii) any amendment to Section 6 or Section 7 of this Subscription Agreement shall require the consent of Equity Subscriber and Warrant Subscriber.

(i)            This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect following the amendment, modification, waiver or termination of this Subscription Agreement.

(j)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto acknowledge and agree that each of the Placement Agents is an express third-party beneficiary of its express rights in Section 3, Section 4, Section 5, Section 10(h) and this Section 10(j) of this Subscription Agreement. In addition, (i) the Issuer and the Company acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Issuer and the Company contained in this Subscription Agreement, and (ii) Equity Subscriber and Warrant Subscriber acknowledge and agree that each of the Placement Agents is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Equity Subscriber and Warrant Subscriber contained in this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Equity Subscriber to fund the Subscription Amount and cause the Closing to occur if the conditions in Section 2 this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived by the applicable party entitled to waive any such condition. Each party hereto further agrees that none of the parties hereto or the Placement Agents shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(k)            If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l)             [Reserved.]

(m)           This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n)            The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto and the Placement Agents shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled to seek at law, in equity, in contract, in tort or otherwise. The parties hereto further agree not to assert that a remedy of specific enforcement pursuant to this Section 10(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In addition, the prevailing party in any action to enforce the provisions of this agreement shall be entitled to fees and expenses incurred in connection therewith. The parties acknowledge and agree that this Section 10(n) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(o)            This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(p)            EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)            The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Notwithstanding the foregoing, a final judgement in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)            This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. Each of the Issuer, Company, Equity Subscriber and Warrant Subscriber further acknowledge and agree that each Placement Agent is a third-party beneficiary of the representations and warranties of the Issuer, the Company, Equity Subscriber and Warrant Subscriber in this Subscription Agreement.

(s)            The Issuer shall, by 9:00 a.m., Eastern Time, on the first Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that each of the Issuer and the Company has provided to Equity Subscriber and Warrant Subscriber at any time prior to the filing of the Disclosure Document. Notwithstanding the foregoing, or anything contained to the contrary in Section 10(c), neither the Issuer nor the Company shall publicly disclose the name of Equity Subscriber and Warrant Subscriber or any affiliate or investment advisor of Equity Subscriber and Warrant Subscriber, or include the name of Equity Subscriber and Warrant Subscriber or any affiliate or investment advisor of Equity Subscriber and Warrant Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Equity Subscriber and Warrant Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the NYSE or Nasdaq regulations, in which case the Issuer and the Company shall provide Equity Subscriber and Warrant Subscriber with reasonable prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Equity Subscriber and Warrant Subscriber regarding such disclosure. Subject to the limitations of the following sentence, Equity Subscriber and Warrant Subscriber hereby consents to the publication and disclosure in any Form 8-K filed by the Issuer with the Commission, in any filing with the Commission made in connection with the Share Sale Agreement and the Transaction, including any proxy statement, prospectus or registration statement related thereto or any other filing with the Commission pursuant to applicable securities laws, of Equity Subscriber’s and Warrant Subscriber’s name and identity and the nature of Equity Subscriber’s and Warrant Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer, a copy of this Subscription Agreement. Notwithstanding the foregoing or anything contained to the contrary in Section 10(c), the Issuer may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing Equity Subscriber and Warrant Subscriber with any notification thereof, unless Equity Subscriber and Warrant Subscriber are the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

(t)            The obligations of Equity Subscriber and Warrant Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Equity Subscriber and Warrant Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Equity Subscriber and Warrant Subscriber to purchase Subscribed Shares and Warrants pursuant to this Subscription Agreement has been made by Equity Subscriber and Warrant Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or the Company or any of their subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Equity Subscriber nor Warrant Subscriber nor any of their agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Equity Subscriber or Warrant Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Equity Subscriber and Warrant Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Equity Subscriber and Warrant Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Equity Subscriber and Warrant Subscriber acknowledge that no Other Subscriber has acted as agent for Equity Subscriber and Warrant Subscriber in connection with making their investment hereunder and no Other Subscriber will be acting as agent of Equity Subscriber and Warrant Subscriber in connection with monitoring their investment in the Subscribed Shares or enforcing their rights under this Subscription Agreement. Equity Subscriber and Warrant Subscriber shall be entitled to independently protect and enforce their rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)            In accordance with the terms of that certain Mezzanine Facility Agreement entered into between the Issuer and Warrant Subscriber, the Issuer agrees, subject to loan funds being made available under the Mezzanine Facility, to issue to Warrant Subscriber concurrently with the Closing and for no additional consideration therefor, subject to the same terms and conditions as the issuance and sale of the Subscribed Shares, 3,187,500 transferrable warrants to purchase Ordinary Shares (the “Warrants”), with each whole Warrant entitling the holder to purchase one Ordinary Share. The documentation evidencing the Warrants shall be in form and on terms satisfactory to the Warrant Subscriber and shall have terms substantially consistent with the Company’s existing public warrants which will be assumed by the Issuer in the Transaction, except that (i) the exercise price for the Warrants shall be $12.50 per Ordinary Share, (ii) the Warrants shall expire on the date which is five years after the their date of issue, (iii) the Issuer may cash settle the Warrants or may direct the holder to set off the Warrant exercise price against principal amounts outstanding under the Mezzanine Facility, (iv) the exercise of the Warrants may be accelerated at the Issuer’s election if the trading price of the Ordinary Shares is higher than 2.0 times the exercise price for not less than 20 consecutive trading days, (v) the Warrants shall not be listed on the NYSE and (vi) the Warrants (and the Ordinary Shares underlying the Warrants) shall have the benefit of the registration rights set forth in this Subscription Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer, Company Equity Subscriber and Warrant Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

METALS ACQUISITION LIMITED

By:	/s/ Mick McMullen
Name: Mick McMullen
Title: CEO
Address for Notices:
Century House, Ground Floor Cricket Square, P.O. Box 2238
Grand Cayman KY1-1107, Cayman Islands

METALS ACQUISITION CORP.

By:	/s/ Jaco Crouse
Name: Jaco Crouse
Title: Chief Financial Officer
Address for Notices:
Century House, Ground Floor Cricket Square, P.O. Box 2238
Grand Cayman KY1-1107, Cayman Islands

Signature Page to MAC Subscription Agreement

EQUITY SUBSCRIBER:
Signature of Equity Subscriber:

By:	/s/ Narinder Nagra
Name: Narinder Nagra
Title: Managing Partner
Date:	March 10 2023
Name of Equity Subscriber:

SPROTT PRIVATE RESOURCE
LENDING II (COLLECTOR), LP
(Please print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered
(if different):
Email Address:	[***]
Subscriber’s EIN: 98-1481238

Jurisdiction of residency:           Canada

Number of Subscribed Shares subscribed for::	1,500,000
Price Per Subscribed Share:	$10.00
Subscription Amount:	$15,000,000

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

WARRANT SUBSCRIBER:
Signature of Warrant Subscriber:

By:	/s/ Gregory Caione
Name: Gregory Caione
Title: Managing Partner
Date:	March 10 2023
Name of Warrant Subscriber:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR-2), LP
(Please print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered
(if different):
Email Address:	[***]
Subscriber’s EIN: N/A

Signature Page to MAC Subscription Agreement

Jurisdiction of residency:        United States

Number of Warrants subscribed for:	3,187,500
Exercise Price Per Ordinary Share:	$12.50

Signature Page to MAC Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF EQUITY SUBSCRIBER

This Annex A should be completed and signed by Equity Subscriber and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

	☒	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

	☒	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

	☒	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

	☒	Subscriber is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐ is:
☒ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

A-1

☐	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person's net worth: (a) the person's primary residence must not be included as an asset; (b) indebtedness secured by the person's primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability;
☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☒	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

F. FINRA INSTITUTIONAL ACCOUNT STATUS

       (Please check the applicable subparagraphs):

☐	Subscriber is an "institutional account" under FINRA Rule 4512(c).

☒	Subscriber is not an "institutional account" under FINRA Rule 4512(c).

SUBSCRIBER:	Sprott Private Resource Lending II (Collector), LP

Print Name:
By:	/s/ Narinder Nagra
Name:	Narinder Nagra
Title:	Managing Partner

A-2

☐	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person's net worth: (a) the person's primary residence must not be included as an asset; (b) indebtedness secured by the person's primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability;
☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☒	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

F. FINRA INSTITUTIONAL ACCOUNT STATUS

       (Please check the applicable subparagraphs):

☐	Subscriber is an "institutional account" under FINRA Rule 4512(c).

☒	Subscriber is not an "institutional account" under FINRA Rule 4512(c).

SUBSCRIBER:	Sprott Private Resource Lending II (Collector-2), LP

Print Name:
By:	/s/ Gregroy Caione
Name:	Gregory Caione
Title:	Managing Partner

A-3

ANNEX B

Accredited Investor - (defined in Ontario Securities Commission Rule 45-501 (“OSC Rule 45-501”)) means:

(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

(e)	a company licensed to do business as an insurance company in any jurisdiction;

(f)	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(l)	a registered charity under the Income Tax Act (Canada);

(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(n)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(o)	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

(r)	a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) (“Control Person”);

(s)	an issuer that is acquiring securities of its own issue;

(t)	a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors (as defined in OSC Rule 45-501);

(w)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

(y)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

X	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors (as defined in OSC Rule 45-501).

For the purposes hereof:

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“control person” means,

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)	each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

“director” means a director of a company or an individual performing a similar function or occupying a similar position for any person;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer

“non-redeemable investment fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	or the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“officer” means,

(a)	a chair or vice-chair of the board of directors, a chief executive officer, a chief operating officer, a chief financial officer, a president, a vice-president, a secretary, an assistant secretary, a treasurer, an assistant treasurer and a general manager,

(b)	every individual who is designated as an officer under a by-law or similar authority of the registrant or issuer, and

(c)	every individual who performs functions similar to those normally performed by an individual referred to in clause (a) or (b) immediately above;

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

“portfolio adviser” means,

(a)	a portfolio manager; or

(b)	a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

“portfolio manager” means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

“promoter” means,

(a)	a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or

(b)	a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

For purposes of these definitions, a company:

(a)	is an “affiliate” of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company.

(b)	is “controlled” by another person or company or by two or more companies if,

(i)	voting securities of the first-mentioned company carrying more than 50 per cent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company.

(c)	is a “subsidiary” of another company if,

(i)	it is controlled by,

A.	that other, or

B.	that other and one or more companies each of which is controlled by that other, or

C.	two or more companies each of which is controlled by that other; or

(ii)	it is a subsidiary of a company that is that other’s subsidiary.